                                                                      Exhibit 21
                                                                      ----------
               List of Subsidiaries of CoreStates Financial Corp
                            as of December 31, 1995

Congress Financial Corporation                 California                               87%

   Congress Credit Corporation                 New York                                100%

   Congress Financial Corporation              Ontario                                 100%
   (Canada)

   Congress Financial Corporation              Illinois                                100%
   (Central)

   Congress Financial Corporation              Florida                                 100%
   (Florida)

   Congress Financial Corporation              Wisconsin                               100%
   (Midwest)

   Congress Financial Corporation              Massachusetts                           100%
   (New England)

   Congress Financial Corporation              Oregon                                  100%
   (Northwest)

   Congress Financial Corporation              Georgia                                 100%
   (Southern)

   Congress Financial Corporation              Texas                                   100%
   (Southwest)

   Congress Financial Corporation              California                              100%
   (Western)

          Laundry, Inc.                        California                              100%

   Congress Talcott Corporation                Pennsylvania                            100%

               List of Subsidiaries of CoreStates Financial Corp
                            as of December 31, 1995

          Congress Talcott Corporation         California                              100%
          (Western)

CoreStates Bank of Delaware, N.A.              U.S.A.                                  100%

   SynapQuest, Inc. (formerly                  Delaware                                100%
   Synapsis, Inc.)

CoreStates Bank, N.A.                          U.S.A.                                  100%

   Bala Development, Inc.                      Pennsylvania                            100%

   Centre Properties, Inc.                     Pennsylvania                            100%

   Clymer Realty Corporation                   Pennsylvania                            100%

   CoreStates Bank International               U.S.A.                                  100%

          Philadelphia International           Hong Kong                               100%
          Finance Co - Hong Kong Limited

          Philadelphia National LTDA           Brazil                                  100%

   CoreStates Dealer Services Corp             Pennsylvania                            100%

   CoreStates Enterprise Capital, Inc.         Pennsylvania                            100%

   CoreStates Investment Advisers,             Delaware                                100%
   Inc.

   CoreStates Mortgage Services                Pennsylvania                            100%
   Corporation

   Corporate Trust Services, Inc.              Pennsylvania                            100%

   DMR Realty Corp                             Pennsylvania                            100%

               List of Subsidiaries of CoreStates Financial Corp
                            as of December 31, 1995

   Fifth and Market Corporation                Pennsylvania                            100%

   First Penco Realty Inc.                     Pennsylvania                            100%

   First Pennsylvania Financial                Delaware                                100%
   Services, Inc.

   GSB Investment, Inc.                        Pennsylvania                            100%

   Philadelphia International                  U.S.A.                                  100%
   Investment Corporation

          Corporacion Financiera               Columbia                        less than 1%
          del Norte Columbia

          Established Holdings Ltd             United Kingdom                          100%

          Internationale Bank fur              Austria                                  10%
          Aussenhandel, A.G.

          Joh. Berenberg Gossler &             Germany                                  15%
          Co.

          New World Development                Bahamas                                 100%
          Corporation Ltd.

             New World Group                   Canada                                 37.5%
             Holdings Ltd
             Philadelphia National             England                                 100%
             Ltd


          Philadelphia International           Delaware                                100%
          Equities, Inc.

               List of Subsidiaries of CoreStates Financial Corp
                            as of December 31, 1995

          Aberdeen Trust PLC                   United Kingdom                         14.5%
          Accel Group Llc                      Czech Republic                        17.25%

          Banco Internacional                  Panama                                   20%
          de Panama
          Banco Mello                          Portugal                                3.0%
          Banco Surinvest                      Uruguay                               13.41%
          Bank of East Asia                    Hong Kong                      less than .5%
          BR & Associes                        Luxembourg                             10.4%
          Banquiers S.A.
          Canadian Venture                     Canada          25M non-voting preferred shs
          Capital Corp
          Empresa Minera                       Chile                                   1.1%
          De Mantos Blancos
          Hana Bank                            Korea                                   0.5%
          Heritable Group PLC                  United Kingdom                         50.1%
          Multi-Credit Corp of                 Thailand                                7.5%
          Thailand
          Multi-Risk                           Thailand                                 10%
          Consultants (Thailand) Ltd.
          Norinvest Bank                       Grand Cayman                          13.41%
          TI Remnaco, Inc.                     Canada                                 39.8%


   Philadelphia National Corporation           Pennsylvania                            100%

   PNB Leasing Corporation                     Delaware                                100%

   QuestPoint Holdings, Inc.                   Delaware                                100%
   (formerly Financial Telesis, Inc.)

          Centillion Holdings, Inc.            Delaware                                100%
          National Remittance                  Delaware                                100%
          Centers, Inc.
          QuestPoint G. P., Inc.               Delaware                                100%
          QuestPoint L. P., Inc.               Pennsylvania                            100%
          QuestPoint, L.P.                     Delaware                                100%

               List of Subsidiaries of CoreStates Financial Corp
                            as of December 31, 1995


          CashFlex, L.P.                       Delaware                               100%
          Centillion, L.P.                     Delaware                               100%
          Transys, L.P.                        Delaware                               100%

   Two APM Plaza, Inc.                         Delaware                                89%


CoreStates Capital Corp                        Pennsylvania                           100%

CoreStates Community Development               Pennsylvania                            51%
Corporation, Inc.                                                                   Bd maj

          Partnership Homes                    Pennsylvania                         1/2 Bd

CoreStates Delaware, N.A.                      Delaware                               100%

CoreStates Export Trading Company              Pennsylvania                           100%

CoreStates Financial Corp (DE)                 Delaware                               100%

CoreStates Holdings, Inc.                      Delaware                               100%

   Electronic Payment Services, Inc.           Delaware                                20%
   Electronic Payment Services 1, Inc.         Delaware                              80.6%
   Electronic Payment Services 2, Inc.         Delaware                                80%
   Electronic Payment Service Corp             Delaware                               100%
   MAS Inco Corporation                        Delaware                               100%
   Metroteller Security, Inc.                  New York                               100%
   Money Access Service, Inc.                  Delaware                               100%
   Money Access Service Corp.                  Ohio                                   100%
   BUYPASS Corporation                         Georgia                                100%
   BUYPASS Electronic                          Georgia                                100%
   Transaction Systems, Inc.
   BUYPASS Inco Corporation                    Delaware                               100%
   BUYPASS Petroleum                           Georgia                                100%
   Systems, Inc.
   Data NOW National                           Delaware                               100%

               List of Subsidiaries of CoreStates Financial Corp
                            as of December 31, 1995

   Services, Inc.
   EPS Network Services Corp.                  Georgia                                100%

CoreStates Services Corp.                      Pennsylvania                           100%

CoreStates Securities Corp                     Pennsylvania                           100%

First Pennsylvania Insurance Services, Inc.    Virginia                               100%

First Pennsylvania International Capital       Delaware                               100%
Corporation

First Pennsylvania Investments Company         Pennsylvania                           100%

First Pennsylvania Leasing, Inc.               Delaware                               100%

Home Investors Mortgage Co.                    New Jersey                             100%

IBI Capital Corp.                              Pennsylvania                           100%

Independence Life Insurance Company            Arizona                                100%

Independence Resources, Inc.                   Pennsylvania                           100%

New Jersey National Corporation                New Jersey                             100%

          Bancorps International Trading       New Jersey                           33.33%
           Company

          New Jersey National Bank             U.S.A.                                 100%

              Badeal, Inc.                     New Jersey                             100%
              North Towne Village, Inc.        Pennsylvania                           100%
              Bamegat Hills Corporation        New Jersey                              50%
              Blazing Star Realty Corp.        New Jersey                             100%
              BOMAST Corporation               New Jersey                             100%
              Citizens Investments of          Delaware                               100%
              Delaware
              Eagle 1851, Inc.                 New Jersey                             100%
              First Leasing Company            New Jersey                             100%
              Five Hundred Ridgecreek          Georgia                                 50%

               List of Subsidiaries of CoreStates Financial Corp
                            as of December 31, 1995

               Properties
               Four Hundred Ridgefield         Georgia                                 50%
               Properties, Inc.
               First Peoples Investment Co.    Delaware                               100%
               J.V. Del Ran, Inc.              New Jersey                             100%
               Lin Park Properties, Inc.       New Jersey                             100%
               Mercer Development Co., Inc.    New Jersey                             100%
               Morris Avenue Corporation       New Jersey                              50%
               NSB Investment Co.              Delaware                               100%
               Ocean Pointe Properties, Inc.   New Jersey                             100%
               One Hundred Avondale Estates    Georgia                                 50%
               Properties, Inc.
               Seven Hundred Town Lake         Georgia                                 54%
               Properties, Inc
               Sungate Boulevard Corporation   New Jersey                              50%
               TGTG Corporation                New York                               100%
               Three Hundred Paces Mill        Georgia                                 37%
               Properties, Inc.
               2021 Properties, Inc.           New Jersey                             100%
               Two Hundred Henderson Place     Georgia                                 37%
               Properties, Inc.
               United Armored Services, Inc.   New Jersey                             100%
               Vikings Terrace Corporation     New Jersey                             100%
               Westpark Walk, Inc.             Georgia                                 50%
               Yerac Liquors                   New Jersey                             100%

          New Jersey National Leasing          New Jersey                             100%
          Corporation

          Underwood Mortgage and Title         New Jersey                             100%
          Company

PENNAMCO, Inc.                                 Delaware                               100%

Pennco Life Insurance Company                  Arizona                                100%

Princeton Life Insurance Company               Pennsylvania                           100%

Servilease Corporation                         Pennsylvania                           100%

               List of Subsidiaries of CoreStates Financial Corp
                            as of December 31, 1995

Signal Financial Corporation                   Pennsylvania                           100%

   Grabuck Agency, Inc.                        Pennsylvania                           100%
   Signal Finance Corporation                  Delaware                               100%
   Signal Finance Corporation                  Pennsylvania                           100%
   Signal Finance of Maryland, Inc.            Maryland                               100%
   Signal Management Corporation               Delaware                               100%
